Exhibit 10.3

Amendment No. 1 to the

AMENDED AND RESTATED STATEMENT OF WORK

* CONTACT CENTER SERVICES

This Amendment No. 1 (the “Amendment”) is dated and effective as of January 1, 2011 (“Effective Date”), by and between Expedia, Inc. (“Expedia”), and TRX, Inc., a Georgia corporation, and TRX Germany GmbH (together, “TRX”). The parties previously entered into an Amended and Restated Statement of Work dated January 1, 2008 (the “Statement of Work”) pursuant to the Master Services Agreement between TRX and Expedia, Inc. dated January 1, 2007 as amended (the “Agreement”). The parties now desire to further amend the Statement of Work, on the terms set forth below:

1.	All capitalized terms, where not defined in this Amendment shall have the meanings set forth in the Agreement.

2.	Section 2.2 shall be deleted in its entirety and replaced with the following:

2.2	Payment Terms. Invoicing and payment for all amounts due under this Statement of Work will be made in accordance with Article 7 of the Agreement, except:

(a)	Section 7.2 of the Agreement shall not apply to this Statement of Work. Instead, the following terms will apply to this Statement of Work:

Beginning January 2011, Expedia will prepay TRX on a * basis for the Services to be performed under this Statement of Work. Such prepayments will be due on or before the first day of * of each year, and shall reflect the volumes forecasted for the *. For the purposes of this Statement of Work, such * prepaid amounts shall be deemed the “Forecasted Fee” under the Agreement.

(b)	Section 7.8 of the Agreement shall not apply to this Statement of Work. Instead, the following terms will apply to this Statement of Work:

Expedia agrees to prepare and submit to TRX on a * basis a rolling * forecast for Services under this Statement of Work. This forecast shall be a good faith estimate of the reasonably anticipated activities and volumes of Services required by Expedia during such period of time. Such forecast is due * prior to the end of the first month in the forecast. Such forecast is provided for calculation of the prepayment only and shall not be construed as a guarantee of specific volumes.

3.	Section 3.1 shall be deleted in its entirety and replaced with the following:

3.1	Term. This Statement of Work will remain in effect until the earlier of (a) December 31, 2012, (b) termination of the Agreement, or (c) termination of this Statement of Work as provided in the Agreement.

4.	A new Section 4.17 shall be added as follows:

4.17	*

* CONFIDENTIAL TREATMENT REQUESTED

5.	Section (d) of Attachment 3 (Payment) shall be deleted in its entirety and replaced with the following:

(d)	Forecasting. Expedia may * its forecast for a given month compared to the previous month’s forecast, provided, that (a) such forecast is * by * of the volume from the preceding month, and (b) if the * in the following month(s), such subsequent * each month shall * of the volume in the month before *. By way of example, if the forecast in January is * calls then the forecast for February *. If * continue into March, then the March forecast must *.

6.	Section (e) of Attachment 3 (Payment) shall be deleted in its entirety and replaced with the following:

(e)	TRX reserves the right to adjust the charges annually in line with the German Price Index with adjustment becoming effective on the first of April each year (on a compound basis) commencing from January 2012.

7.	A new Section (g) of Attachment 3 (Payment) shall be added as follows:

(g)	* for Berlin Contact Center Services. In the event that * under all Statements of Work for Services performed at the Berlin, Germany Service Location * during a calendar month, then such * applicable to the Services performed at the Berlin, Germany Service Location * for such month. TRX shall * and shall * from the Services performed under this Statement of Work.

8.	The Statement of Work, as modified by this Amendment, shall remain in full force and effect.

EXPEDIA, INC.		TRX, INC.

By:	/s/ Tucker Moodey	By:	David D. Cathcart

Title:	SVP Customer Operations	Title:	CFO

Date:	January 19, 2011 / 11:08 PT	Date:	21 January 2011

TRX GERMANY GMBH

		By:	David D. Cathcart

		Title:	Director

		Date:	21 January 2011

* CONFIDENTIAL TREATMENT REQUESTED